EXHIBIT 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

DEP NEVADA INC.

2625 N. Green Valley Parkway

Suite 150

Henderson, NV 89014

January 31, 2024

VIA EMAIL

Vegas Brazil LLC

 Attn: Julie Le

[****]

Re: Nevada Medical Group, LLC – Economic Takeover Date

Dear Julie:

This letter agreement (“Letter”) is made and entered into in connection with that certain membership interest purchase agreement, and all exhibits and schedules thereto (the “Agreement”), between DEP Nevada Inc., a Nevada corporation (“DEP”), Vegas Brazil LLC, a California limited liability company (“Brazil”), and Nevada Medical Group, LLC, a Nevada limited liability company (the “Company”).  Specifically, this Letter confirms and sets forth the mechanics for Brazil’s economic takeover of the Company while the regulatory approval for the transaction contemplated in the MIPA is pending.  Any capitalized terms used but not defined in this Letter Agreement, shall have the meaning ascribed to them in the MIPA.

1.Term. The term of this Letter will commence on December 15, 2023 (the “Economic Takeover Date”) and shall terminate on the earlier of: (i) the termination of the MIPA, or (ii) the Closing Date of the MIPA, unless otherwise terminated as set forth below (the “Term”).

2.Rights Granted.  Commencing on the Economic Takeover Date and throughout the Term, Brazil shall be granted access to the Facilities for the purposes of engaging in commercial cannabis activities allowed under the Licenses (the “Operations”) and for making tenant improvements to the Facilities (the “Improvements”).

3.Improvements.  Prior to making any Improvements (including any alterations, modifications, demolition, or construction) at the Facilities, Brazil shall first submit all proposed plans for Improvements to DEP for written approval, which approval shall be granted or withheld in DEP’s reasonable discretion (and subject to any terms of the Leases or the Landlords).  Brazil shall be solely and exclusively responsible for all costs and expenses related to the Improvements (including any reasonable costs incurred by DEP in reviewing and/or approving the proposed plans).

4.Operations.  During the Term, Brazil shall be granted the right to manage the Operations of the Company at the Facilities.  During the Term, Brazil shall fully assume all costs, obligations, liabilities, and expenditures related to the Operations at the Facilities.  Additionally, during the Term, Brazil shall be entitled to all monies generated by the Operations at the Facilities and shall be entitled to all monies that are received during the Term by the Company from Operations at the Facilities performed or completed prior to the start of the Term.  Provided however, Brazil shall not be entitled to any monies the Company receives pursuant to the CCG Agreement (defined below) which monies shall all be remitted to DEP.

5.No Liens.  During the Term, Brazil warrants and covenants that it shall not allow or permit to exist any liens to be placed on the Company or the Facilities.

6.Corporate Guaranty.  Brazil warrants and covenants that if the MIPA is terminated for any reason (except due to fraud, willful misconduct, or criminal acts by DEP), then Brazil shall be solely and exclusively responsible for the cost and expenses for completing the Improvements or for removing all Improvements and returning the Facilities in a condition that is no worse than their pre-Term state and condition.  As security for this obligation, Brazil agrees to deliver a guaranty in favor of DEP, in substantially the same form as attached as Exhibit A (the “Brazil Guaranty”).

7.Working Capital.  The Parties agree and acknowledge that the MIPA provides for a working capital adjustment.  The Parties agree that for the Working Capital Adjustment calculations, the Economic Takeover Date (not the Closing Date) shall be the date that determines the Working Capital Adjustment.  Additionally, any monies received by the Company during the Term that were generated by the Company prior to the Economic Takeover Date shall be included in the Working Capital Adjustment as liquid assets (as that term is used in the MIPA).

8.Indemnification by Brazil.  Brazil shall defend, indemnify, and hold harmless the Company and DEP, and their respective officers, managers, directors, shareholders, members, and representatives arising directly or indirectly out of or resulting in any way from or in connection with: (a) the breach of any of Brazil’s representations, covenants, or warranties hereunder; (b) any grossly negligent, reckless, or intentionally wrongful act or omission by Brazil or Brazil’s employees, contractors, or agents in relation to Brazil’s operation and management of the Operations at the Facilities, (c) all costs, obligations, liabilities, and expenditures incurred or resulting from Brazil’s operation and management of the Operations at the Facilities, (d) any failure by Brazil to comply with all Applicable Laws, rules, and regulations, (e) any taxes incurred or accruing to the Company due to Brazil’s management of the Operations, and (f) any failure by Brazil to pay any costs, expenses, or payables when due, and (g) any other claim or loss arising under or related to Brazil’s activities at the Facilities.

9.Indemnification by DEP.  DEP shall defend, indemnify, and hold harmless the Company and Brazil, and their respective officers, managers, directors, shareholders, members, and representatives arising directly or indirectly out of or resulting in any way from or in connection with: (a) the breach of any of DEP’s representations, covenants, or warranties hereunder; (b) any grossly negligent, reckless, or intentionally wrongful act or omission by Company in association with the CCG Agreement, (c) all costs, obligations, liabilities, and expenditures incurred or resulting from the CCG Agreement, (d) any failure by Company to comply with all Applicable Laws, rules, and regulations, (e) any taxes incurred or accruing to the Company under the CCG Agreement, and (f) any failure by Company to pay any costs, expenses, or payables when due, and (g) any other claim or loss arising under or related to Company’s activities under the CCG Agreement.

10.Termination. DEP shall have the sole right to terminate the Term of this Letter if Brazil (or any person under its control or at its direction) engages in any acts or omissions that adversely impact, jeopardize, or threaten the continued existence or good standing of the Licenses and/or the Leases (the “Termination Right”) and such acts or omissions continue for a period of more than thirty (30) days after receipt of written notice from DEP of such acts or omissions.  Additionally, DEP’s exercise of the Termination Right shall not in any manner impact or relief Brazil of its obligations under the Brazil Guaranty.

Letter Agreement	DEP Nevada Inc. -w- Vegas Brazil LLC

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11. CCG Agreement.

(a) Brazil acknowledges and agrees that as of the date of this Letter, the Company has entered into that certain management services agreement with Comprehensive Care Group, LLC (“CCG”), dated March 15, 2019, wherein the Company is currently management and operational services to CCG’s medical cannabis dispensary in Arkansas (the “CCG Agreement”). Further, Brazil acknowledges that the intent of the Parties is that at or prior to the Closing Date of the MIPA, (i) that the CCG Agreement shall have been terminated or otherwise no longer in effect, or (ii) that the Company shall no longer be a party to the CCG Agreement. However, there exist circumstances beyond the control of the Company and DEP wherein the CCG Agreement remains in full force and effect post-Closing, such that the Company remains a party to the CCG Agreement after the Closing Date of the MIPA (being the “Holdover Occurrence”). Brazil expressly agrees, covenants, and warrants that in the event of the Holdover Occurrence, (x) it will ensure that the Company does not breach or engage in acts or omissions that result in a breach or an event of default occur under the CCG Agreement , (y) that it will use commercially reasonable efforts to maintain the CCG Agreement in full force and effect, and (x) that it will take all necessary steps and acts (including executing consents and agreements) to assign and transfer the CCG Agreement to an entity of DEP’s choosing (the “Holdover Covenants”). For sake of clarity, the Purchase Price set forth in the MIPA does not include the acquisition of the rights or interest in the CCG Agreement, and no benefit under the CCG Agreement shall inure to Brazil.

(b) For purposes of facilitating the enforcement of Section 10(a), Brazil agrees to deliver to DEP an undated assignment agreement in the form attached as Exhibit B (the "Assignment") executed by Brazil. DEP shall hold such Assignment in escrow and shall only be entitled to utilize such Assignment in strict compliance with this Section 10(b). Brazil acknowledges that DEP’s appointment as the escrow holder is a material inducement to this Letter and that this appointment is coupled with an interest and is accordingly irrevocable. In the event of a Holdover Occurrence, Brazil hereby authorizes DEP, as escrow holder, to: (A) date the Assignment; (B) and deliver the dated Assignment to CCG (and any relevant counter-parties); and (C) take all steps necessary to effectuate the terms of the Assignment. Brazil agrees that it shall not to contest the Assignment or otherwise attempt to delay, hinder, or enjoin the actions taken in accordance with this Section 10(b).

12. Limited Trade License.

(a) DEP additionally grants to the Company, subject to the limitations in this Paragraph 1, without express or implied representations or warranties of any kind, during the License Term (defined below), a non-exclusive, non-transferable, and non-sublicensable right to utilize the Licensed Marks (defined below) solely in connection with the operation of the Company’s commercial cannabis licenses at its currently leased location (the “License”). The License shall be limited to the amount of usage of the Licensed Marks that the Company engaged or used prior to the Economic Takeover Date. For purposes of this Paragraph 12, and not withstanding Paragraph 1, the term of the License shall commence on the Closing Date and terminate on the one (1) year anniversary (the “License Term”).

(b) For the first six (6) months of the License Term, DEP shall grant the License to the Company on a royalty-free basis. For the remaining six (6) months of the License Term, for the use of the License, the Company shall pay to DEP a monthly sum of Five Thousand Dollars ($5,000.00), payable on or before the fifth (5th) calendar day of each month. At the conclusion of the License Term, the License Term may be renewed on a month-to-month basis, at no less than Five Thousand Dollars ($5,000) per month (each a “Renewal Term”), provided all Parties mutually agree to the Renewal Term. For sake of clarity, each subsequent Renewal Term (e.g., every month) must be mutually agreed to by DEP and the Company. Within the first six (6) months of the License Term, the Parties shall negotiate in good faith and enter into a longform trademark license agreement with commercially reasonable terms that protect DEP and the Licensed Marks. Failure by the Parties to execute a longform trademark license agreement within the first six (6) months of the License Term shall be grounds for DEP to terminate the License and License Term.

Letter Agreement	DEP Nevada Inc. -w- Vegas Brazil LLC

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(c) For purposes of this Paragraph 12, “Licensed Marks” shall mean: (i) those certain trademark(s) or wordmarks “BAM Body and Mind”, “BAM”, “BaM”, and/or “Body and Mind” (or any derivation or combination of the same). Upon the expiration of the License Term and provided it is not renewed, the Company and Brazil shall immediately cease the use of the Licensed Marks, unless otherwise agreed to in writing by the parties. Nothing herein shall be construed or understood as granting the Company or Brazil any rights, title, ownership, or interest in and to the Licensed Marks except as expressly granted under this Paragraph 12.

13. Third Party Manufacturing Agreement. DEP represents and warrants that as of the date of this Letter, that certain manufacturing and licensing agreement, dated November 14, 2022 (the “OE Agreement) between the Company on one hand, and on the other hand, OE One Industries, LLC and Optimum Extracts LLC (collectively “Optimum”) has been terminated and that the Company is no longer a party to the OE Agreement.

14. Conflict. If any term or provision of this Letter conflicts with any provisions or terms found in the MIPA, including but not limited to the date for calculating Working Capital, or to the extent that this Letter conflicts with any prior written or oral agreement or understanding between the parties concerning the economic takeover and the rights and obligations thereunder, the terms of this Letter shall control.

15. Amendment. This Letter may only be modified by a written document signed by both parties. Any oral representations or modifications concerning the subject matter set forth in this letter agreement shall be of no force and effect.

16. Miscellaneous. Article IX of the MIPA is expressly incorporated by reference hereunder and shall apply, in all respects, to the terms of this Letter.

17. Further Assurances. The parties hereby agree to execute and deliver such additional documents as may be reasonably requested in order to implement the purpose and intent of this Letter.

18. Authority. Each person signing this Letter represents and warrants that he has the proper authority to bind the party on whose behalf he signs to this letter agreement.

19. Counterparts. This letter agreement may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

Letter Agreement	DEP Nevada Inc. -w- Vegas Brazil LLC

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Please return the countersigned Letter and the executed Guaranty at your earliest convenience to: triphoffman@bodyandmind.com.  If you have any questions or concerns, please do not hesitate to reach out to me.

Sincerely,

DEV Nevada, Inc.,

a Nevada corporation

By:	/s/ Stephen ‘Trip’ Hoffman
Stephen ‘Trip’ Hoffman President

ACKNOWLEDGED AND AGREED TO:

Vegas Brazil LLC

a California limited liability company

By:	/s/ Julie Le
Julie Le Manager

Date:  January 31, 2024

Letter Agreement	DEP Nevada Inc. -w- Vegas Brazil LLC

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EXHIBIT A

GUARANTY

This guaranty (this “Guaranty”) is made effective as of January 31, 2024 (the “Effective Date”) by JL Skylegacy, Inc., a California corporation (the “Guarantor”) in favor of DEP Nevada, Inc., a Nevada corporation (the “Seller”).

WHEREAS, contemporaneously herewith, the Seller has entered into a membership interest purchase agreement (the “MIPA”) with Vegas Brazil LLC, a California limited liability company (the “Buyer”), whereby Brazil will purchase from the Seller all of the issued and outstanding membership interest (the “Interest”) of Nevada Medical Group, LLC (the “Company”) (collectively, the “Transaction”);

WHEREAS, the Buyer is an affiliate of the Guarantor and the Guarantor will substantially benefit from the Transaction;

WHEREAS, due to regulatory requirements, the Interest cannot be transferred and conveyed to the Buyer until receipt of the Regulatory Approval, which could take a significant amount of time;

WHEREAS, Parties are contemporaneously herewith, entering into that certain letter agreement (the “Letter Agreement”) which will grant the Buyer the right to start operating at the Facilities and making tenant improvements (the “Improvements”) at the Facilities starting on December 15, 2023 (the “Economic Takeover Date”);

WHEREAS, the Seller is willing to allow the Buyer to enter the Facilities, operate, and make the Improvements starting on the Economic Takeover Date provided that the Guarantor shall have executed and delivered this Guaranty;

NOW, THEREFORE, in consideration of the promises and in order to induce Seller to enter into the Letter Agreement, the Guarantor hereby agrees as follows:

1. Definitions. As used in this Guaranty, capitalized terms not otherwise defined herein have the meanings provided for such terms in the MIPA.

(a) “Affiliate” means as to a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

(b) “Guaranteed Obligations” shall have the meaning set forth in Section 2(a).

(c) “Lien” means, with respect to any specified asset, any and all liens, claims, encumbrances, mortgages, options, pledges and security interests thereon.

(d) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

(e) “Improvement Completion Obligation” shall mean the obligation of the Guarantor to pay for all costs, expenses, and fees to either: (1) complete the Improvements in their entirety, or (2) remove all Improvements and return the Facilities to a condition no worse than their condition immediately prior to the Economic Takeover Date, and all costs, fees and expenses related thereto, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Improvements (and completion or removal thereof), Buyer’s use of the Facilities, Letter Agreement, and the MIPA.

Exhibit A: Guaranty	JL Skylegacy, Inc.

1

(f) “Transfer” means to assign, sell, offer to sell, pledge, dispose of or any other like transfer, directly or indirectly.

2. Guaranty.

(a) The Guarantor unconditionally and irrevocably guaranties to Seller, from the Effective Date and at all times thereafter while any portion of the Improvement Completion Obligation remains outstanding, the punctual payment of all costs and expenses, when due, which are incurred arising from or related to completing the Improvements or returning the Facilities to their prior condition, or the enforcement of the Letter Agreement, whether by acceleration or otherwise (the “Guaranteed Obligation”).

(b) The Guarantor agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Seller or any other Person upon the insolvency, bankruptcy, or reorganization of the Guarantor.

3. Unconditional Character of Guaranty.

(a) The obligations of the Guarantor under this Guaranty are absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity, or enforceability of the MIPA or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Guaranty shall be in accordance with the terms hereof), the recovery of any judgment against any person or action to enforce the same, any failure or delay in the enforcement of the obligations of Seller under the MIPA, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to the Guarantor. It is the express purpose and intent of the parties hereto that this Guaranty and the Guarantor’s obligation hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

(b) Without limiting the generality of the foregoing, the obligations of the Guarantor under this Guaranty, and the rights of Seller to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any death, insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Guarantor, (ii) the Transfer of all or substantially all of Guarantor’s assets to a third party, (iii) any action taken by Seller that is authorized by any provision of this Guaranty, or (iv) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.

4. No Duty to Pursue Others. The Seller has the right to require the Guarantor to pay, comply with, and satisfy the Guaranteed Obligations under this Guaranty, and shall have the right to proceed immediately against the Guarantor with respect thereto.

Exhibit A: Guaranty	JL Skylegacy, Inc.

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5. Waivers and Acknowledgements.

(a) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

(b) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Seller protect, secure, perfect or insure any lien or any property subject thereto.

(c) The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Guaranteed Obligations.

6. Dissolution, Liquidation or Bankruptcy of the Guarantor. In the event of the Guarantor’s dissolution, insolvency or adjudication of bankruptcy or filing of a petition for relief under any present or future provision of the United States Bankruptcy Code, or the filing of such a petition against the Guarantor, and in any such proceeding some or all of the Guaranteed Obligations are terminated or rejected, is modified or abrogated or are otherwise avoided for any reason, the Guarantor agrees that such liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such event, action, or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Seller upon the dissolution, insolvency, bankruptcy or reorganization of the Guarantor, as though such payment had not been made.

7. Default. Any default under, or breach of, this Guaranty by the Guarantor shall be considered a “Default” hereunder and a material breach by Buyer under the MIPA.

8. Enforcement Costs. The Guarantor hereby agrees to pay, on written demand by Seller, all costs incurred by Seller in collecting any amount payable under this Guaranty or enforcing or protecting its rights under the MIPA, the Letter Agreement, or this Guaranty, in each case whether or not legal proceedings are commenced. Such fees and expenses shall be in addition to the Guaranteed Obligations.

9. Assignment. This Guaranty may not be assigned by the Guarantor without the prior written consent of Seller, in Seller’s sole and absolute discretion.

11. Governing Law; Dispute Resolution. The Parties expressly incorporate the provisions set forth in Section 9.01 of the MIPA by this reference.

12. Notices. Any notice, demand, communication or other document required, permitted, or desired to be given hereunder shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable overnight courier, or by email, and addressed to the party at the respective numbers and/or addresses set forth below each Party’s signature block, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by Federal Express or other reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and (iv) the next business day following transmittal of electronic mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

Exhibit A: Guaranty	JL Skylegacy, Inc.

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12. No Waiver. Seller shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

14. Release. Upon the final payment and discharge in full of all Guaranteed Obligations, Seller shall timely deliver to the Guarantor a written release of this Guaranty.

15. Counterparts. This Guaranty may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Headings. The headings and captions of the various subdivisions of this Guaranty are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

17. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Guaranty shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Guaranty shall nevertheless remain in full force and effect.

18. Construction. The parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty.

19. Miscellaneous. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with the Promissory Note, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

[signature page follows]

Exhibit A: Guaranty	JL Skylegacy, Inc.

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty on the date first above written.

GUARANTOR: JL Skylegacy, Inc.

By:	/s/ Julie Le
Name:	Julie Le
Its:	Chief Executive Officer
Address: 1 Corporate Park Suite 112 Irvine, CA 92606 Email: [****]

Exhibit A: Guaranty	JL Skylegacy, Inc.

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EXHIBIT B

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption Agreement (the “Agreement”) is made and entered into as of __________________ (the “Effective Date”), by and between Nevada Medical Group, LLC, a Nevada limited liability company (the “Assignor”), and DEP Nevada, Inc., a Nevada corporation or its designee (the “Assignee”).

WHEREAS, the Assignor, as manager, and Comprehensive Care Group, LLC, an Arkansas limited liability company (the “Company”), entered into a certain management services agreement, dated March 15, 2019 (the “MSA”);

WHEREAS, the Assignor, Assignee, and the Company entered into that certain letter agreement dated January 31, 2024 (the “Letter”), to which this Agreement is attached as Exhibit B.

WHEREAS, in accordance with the terms of Section 10 of the Addendum, Assignor desires to assign the MSA to Assignee.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Letter.

2. Assignment and Assumption. Assignor hereby sells, assigns, grants, conveys, and transfers to the Assignee all of the Assignor’s right, title, and interest in and to the MSA. The Assignee hereby accepts such assignment and assumes all of the Assignor’s rights, duties, and obligations under the MSA.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Nevada Medical Group, LLC (“Assignor”)	DEP Nevada, Inc.. (“Assignee”)

By	By
Name:	Name:
Its:	Its:

Exhibit B: Assignment

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